                                                                   Exhibit 10.N

                                     AGREEMENT


     This Agreement ("Agreement") shall become effective April 1, 1999 ("Effective Date") between Viad Corp, a Delaware corporation ("Corporation"), and Richard C. Stephan ("Consultant").

     Whereas, Consultant will provide services to the Corporation under the terms of this Agreement; and

     Whereas, Consultant has elected to retire as an officer and employee of the Corporation and its subsidiaries and affiliates effective March 31, 1999;

     Now, therefore, Corporation and Consultant agree as follows:

1. RETENTION AS CONSULTANT. Corporation hereby retains Consultant during the term hereof. Consultant hereby accepts such undertaking and commits his availability to perform the consulting services herein defined. The Vice President-Controller of the Corporation or his designee ("Contact Person") shall be responsible for assigning work to Consultant.

2. CONSULTING SERVICES. Consultant shall perform the following services for the Corporation ("Services"):

     a)   Assist with quarterly closings;

     b)   Assist with year-end 1999 and 2000 closings;

     c) Assist as needed on Special Projects (acquisitions, dispositions, reorganizations, etc.); and

     d) Serve as the Corporation's Representative with respect to the Corporation's investment in the Diamondbacks baseball franchise.

     Contact Person shall coordinate with Consultant as to dates or times when Services are required, it being understood that five to seven full-time days will be required for each quarterly closing, ten to fourteen full-time days will be required for each year-end closing, and reasonable amounts of time will be required to provide other Services hereunder.

3. OFFICE. The Corporation, at its sole expense, shall provide reasonable support facilities to Consultant at Viad Tower, Phoenix, Arizona, including parking, access to and utilization of an office, and telephone and secretarial services.

4. TERM. The term of this Agreement shall commence April 1, 1999, for a two-year period expiring March 31, 2001, subject to earlier termination as provided in Section 10 ("Term").

5. COMPENSATION AND OTHER MATTERS. In consideration of the performance and observance by Consultant of his agreements hereunder, Corporation during the term of this Agreement shall:

     a) Pay Consultant $70,000 per annum, payable pro rata on a monthly basis in arrears;

     b) Reimburse Consultant or pay directly for up to $5,000 per annum for financial services provided to Consultant by AYCO; and

     c)   Provide continued coverage to Consultant under the Limited
          Executive Medical Plan of the Corporation, such coverage to be provided to Consultant at a cost equal to the COBRA premium applicable to such coverage. Normal COBRA period for such coverage to begin at the termination of this Agreement for the statutory period and thereafter retiree medical premiums and coverages under the Viad Corp Medical Plan shall apply. Equivalent coverage will be provided in the event that COBRA is or becomes unavailable.

6. EXPENSES. Corporation shall reimburse Consultant for all reasonable, ordinary and necessary business expenses, including business travel, incurred by Consultant in the performance of Services hereunder, provided such expenses are substantiated and documented as may be required by Corporation.

7. INDEPENDENT CONTRACTOR. It is the intention of the parties hereto that Consultant shall be an independent contractor in the performance of Services hereunder, and that nothing herein contained shall be construed to be inconsistent with his status as an independent contractor.

     Consultant hereby resigns as an officer and employee of the Corporation effective March 31, 1999. It is understood that the fees or any other amounts Corporation pays Consultant under this Agreement shall not be considered salary for pension or any other purposes, and Consultant will not be entitled to any of the other fringe and supplemental benefits of Corporation; that Corporation shall have no liability whatsoever to Consultant on account of this Agreement except payment of the amounts provided for hereunder; and that Corporation shall pay no employment-related withholding or other taxes or charges of any nature, nor be subject to liability for any torts or other wrongs committed by Consultant.

8. CONSULTANT SKILLS. Consultant shall devote his best efforts and skills to the performance of Services hereunder. Consultant shall act in accordance with his own expertise, experience, manner and methods and shall not be subject to the supervision and control of employees or executives of the Corporation in the day-to-day exercise of his expertise or the application of his experience, or manner and methods of service; and Consultant shall comply with all applicable governmental laws, rules and regulations with reference to taxation and otherwise, provided, however, that nothing in this section shall be construed to relieve Consultant from any obligation to act in accordance with policies and procedures established by the Corporation with respect to its contractors generally, or in accordance with general instructions from the Corporation with respect to Consultant's assignments.

9. COVENANTS AND RESTRICTIONS. A material portion of the consideration to Consultant provided herein is intended as consideration for the following covenants and restrictions:

     9.1 While representing Corporation, its subsidiaries and affiliates hereunder, Consultant shall make no representation in any way detrimental to their interests, nor shall Consultant at any time hold himself out as an agent, officer or employee of any of them for any purpose, including reporting to any governmental authority, excepting pursuant to special powers that may be granted from time to time by the chief executive officer of the Corporation.

     9.2 Consultant agrees that during the Term and thereafter he will not disclose to others any of Corporation's, its subsidiaries' or affiliates' business information, including, without limitation, business plans or strategies, financial information, organization, budget, marketing expenditures, acquisitions, investigations, new products, customer or supplier lists (including price lists) or any information or data of a secret or confidential nature, unless and to the extent such information becomes publicly available or he is instructed by the chief executive officer of the Corporation to the contrary during the term of this Agreement.

     9.3 During the Term, Consultant shall not serve as an advisor, consultant, agent or employee of any entity engaged in competition with Corporation or any subsidiary or affiliate for which Consultant is performing or has performed services hereunder.

10. TERMINATION. Either party may terminate this Agreement prior to the expiration of the Term specified in Section 4 herein, for any reason or no reason, on sixty (60) days' prior written notice of such termination.

11. EFFECT OF TERMINATION. Upon termination of this Agreement, Corporation shall pay Consultant the portion of any fee or other compensation earned or accrued up to the date of termination, but shall not be obligated to pay any fee or other compensation in respect of any period after the date of termination.

12. NOTICES. All notices or other relevant communications to be given hereunder shall be in writing and shall be deemed to have been effectually given if delivered or mailed by certified, registered, express or similar method of mail, postage prepaid, addressed as follows:

To Consultant:      Richard C. Stephan
                    6121 North 34th Place
                    Paradise Valley, Arizona  85253

To Corporation:     Viad Corp
                    1850 North Central Avenue
                    Phoenix, Arizona  85077
                    Attn:  Vice President and General Counsel

or to such other person or address as either party may notify the other in writing. The effective date of any such notice or communication shall be the date of mailing.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understandings of the parties hereto with respect to the Corporation's retention of Consultant to provide Services and supersedes any and all prior agreements and understandings, whether oral or written, relating to such Services. This Agreement shall not be modified or amended except by written agreement signed by Consultant and by a duly authorized officer of Corporation.

14. PARTIAL INVALIDITY. The invalidity, by statute, court decision or otherwise, of any term or condition of this Agreement shall not affect the validity or enforceability or any other term or condition hereof.

15. ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Corporation, whether by merger, consolidation, sale of shares or assets or operation of law, but shall not be assignable by Consultant.

16. OTHER MATTERS. This Agreement is entered into between Corporation and Consultant in connection with the retirement of Consultant as an officer and employee of the Corporation. Notwithstanding anything to the contrary herein, it is agreed with respect to such retirement as follows:

     a) RETIREMENT. Consultant shall retire as an officer and employee of the Corporation and its subsidiaries and affiliates effective March 31, 1999.

     b) VACATION PAY. Consultant shall be entitled to vacation pay earned in 1998 for 1999 (five weeks) plus vacation pay earned in 1999 through the date of Consultant's retirement (one quarter of five weeks) in accordance with normal policy of the Corporation, less excess vacation days taken in 1998 and any vacation days taken in 1999.

     c) PENSION. Consultant shall receive his qualified pension benefit under the Viad Corp Retirement Income Plan. No additions, reductions, offsets or withholdings shall be made with respect to the Supplemental Pension Trust applicable to Consultant.

     d) DISCLOSURE. The retirement of Consultant as an officer and employee of the Corporation shall be announced internally on or about December 15, 1998. No press release or other public announcement of Consultant's retirement shall be made without the written consent of Consultant and Corporation.

     By their signatures below, the parties hereto evidence their complete agreement as of December 4, 1998, to all the terms and conditions hereof.

     Signed this 4th day of December, 1998.

VIAD CORP                                  CONSULTANT



/s/ Peter J. Novak                         /s/ Richard C. Stephan
    ----------------------------------         ------------------
    Vice President and General Counsel